Exhibit 5.1

November 19, 2015

Mr. Tsutomu Hayafuji

Senior Manager

HR Strategy Group, Group Human Resources

Sony Corporation

7-1, Konan 1-chome

Minato-ku, Tokyo 108-0075

Dear Mr. Hayafuji:

Enclosed is our manually signed consent relating to the use in the Registration Statement on Form S-8 of our reports dated May 25, 2015 relating to the consolidated financial statements, consolidated financial statement schedule and the effectiveness of internal control over financial reporting of Sony Corporation and its consolidated subsidiaries. Also enclosed is our manually signed report.

Our manually signed consent and report serve to authorize the use of our name on our consent and reports in the electronic filing of the Company's Registration Statement on Form S-8 with the SEC.

Please provide us with an exact copy of the Registration Statement on Form S-8 as electronically filed with the SEC.

Very truly yours,

/s/ Koichiro Kimura__________________

Koichiro Kimura, Engagement Partner

PricewaterhouseCoopers Aarata

Enclosures -

   As above

PricewaterhouseCoopers Aarata

Sumitomo Fudosan Shiodome Hamarikyu Bldg., 8-21-1 Ginza, Chuo-ku, Tokyo 104-0061, Japan

T: +81 (3) 3546 8450, F: +81 (3) 3546 8451, www.pwc.com/jp/assurance

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Sony Corporation (Sony Kabushiki Kaisha) of our report dated May 25, 2015 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Sony Corporation’s Annual Report on Form 20-F for the year ended March 31, 2015.

/s/ PricewaterhouseCoopers Aarata

Tokyo, Japan

November 19, 2015

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Sony Corporation (Sony Kabushiki Kaisha)

In our opinion, the consolidated financial statements listed in the accompanying index present fairly in all material respects, the financial position of Sony Corporation and its subsidiaries (the "Company") at March 31, 2015 and 2014, and the results of their operations and their cash flows for each of the three years in the period ended March 31, 2015, in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the accompanying index presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of March 31, 2015, based on criteria established in Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company's management is responsible for these financial statements and financial statement schedule, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the Management's Annual Report on Internal Control over Financial Reporting appearing under Item 15(b). Our responsibility is to express opinions on these financial statements, on the financial statement schedule, and on the Company's internal control over financial reporting based on our integrated audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ PricewaterhouseCoopers Aarata

Tokyo, Japan

May 25, 2015